Exhibit 3.5

CERTIFICATE OF INCORPORATION

OF

HILTON DOMESTIC OPERATING COMPANY INC.

I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do execute this Certificate of Incorporation and do hereby certify as follows:

FIRST. The name of the corporation is Hilton Domestic Operating Company Inc.

SECOND. The registered office and registered agent of the Corporation in the State of Delaware. is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH. The total number of shares of stock which the corporation shall have authority to issue is 1,000. All such shares are to be Common Stock, par value of $0.01 per share, and are to be of one class.

FIFTH. The incorporator of the corporation is Samantha Fox, whose mailing address is Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017.

SIXTH. Unless and except to the extent that the by-laws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

SEVENTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to make, alter and repeal the by-laws of the corporation.

EIGHTH. A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

NINTH. The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other previsions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

The undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is her act and deed on this the 12th day of July, 2016.

/s/ Samantha Fox
Name: Samantha Fox
Incorporator

[Certificate of Incorporation – Hilton Domestic Operating Company Inc.]

EXECUTION VERSION

CERTIFICATE OF MERGER

of

HILTON ESCROW ISSUER CORP.

(a Delaware corporation)

and

HILTON ESCROW ISSUER LLC

(a Delaware limited liability company)

with and into

HILTON DOMESTIC OPERATING COMPANY INC.

(a Delaware corporation)

Dated: September 22, 2016

The undersigned corporation incorporated and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: The name, jurisdiction of formation or organization, state of domicile and type of entity of each of the constituent entities which is to merge are as follows:

Name	Jurisdiction of Formation or Organization and State of Domicile	Type of Entity

Hilton Escrow Issuer Corp.	Delaware	corporation

Hilton Escrow Issuer LLC	Delaware	limited liability company

Hilton Domestic Operating Company Inc.	Delaware	corporation

SECOND: An Agreement and Plan of Merger among Hilton Escrow Issuer LLC, a Delaware limited liability company (the “Non-Surviving LLC”), Hilton Escrow Issuer Corp., a Delaware corporation (the “Non-Surviving Corp.”), and Hilton Domestic Operating Company Inc., a Delaware corporation (the “Surviving Entity”), has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with Sections 251 and 264(c) of the General Corporation Law of the State of Delaware (the “DGCL”), as applicable, Section 18-209 of the Delaware Limited Liability Company Act, as applicable, and, with respect to the Non-Surviving Corp. and the Surviving Entity, by written consent of their stockholders in accordance with Section 228 of the DGCL.

THIRD: The name of the surviving domestic corporation is Hilton Domestic Operating Company Inc.

FOURTH: The Certificate of Incorporation of Hilton Domestic Operating Company Inc. as in effect immediately prior to the merger shall be the Certificate of Incorporation of the Surviving Entity.

FIFTH: The merger of the Non-Surviving Corp. and the Non-Surviving LLC into the Surviving Entity shall be effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

SIXTH: The executed Agreement and Plan of Merger is on file at an office and place of business of the Surviving Entity. The address of such office and place of business of the Surviving Entity is 7930 Jones Branch Drive, McLean, Virginia 22102.

SEVENTH: A copy of the Agreement and Plan of Merger will be furnished by the Surviving Entity, on request and without cost, to any stockholder of the Surviving Entity or of the Non-Surviving Corp. and any member of the Non-Surviving LLC.

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IN WITNESS WHEREOF, the Surviving Entity has caused this Certificate of Merger to be duly executed as of the date first written above.

HILTON DOMESTIC OPERATING COMPANY INC.

By:	/s/ W. Steven Standefer
Name:	W. Steven Standefer
Title:	Senior Vice President

[Certificate of Merger of Hilton. Domestic Operating Company Inc.]

CERTIFICATE OF MERGER

OF

HILTON DOMESTIC OPERATING COMPANY LLC

(a Delaware limited liability company)

with and into

HILTON DOMESTIC OPERATING COMPANY INC.

(a Delaware corporation)

Dated: December 30, 2016

The undersigned corporation incorporated and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: The name, jurisdiction of formation or organization and state of domicile and type of entity of each of the constituent entities which is to merge are as follows:

Name	Jurisdiction of Formation or Organization and State of Domicile	Type of Entity

Hilton Domestic Operating Company LLC	Delaware	limited liability company

Hilton Domestic Operating Company Inc.	Delaware	corporation

SECOND: An Agreement and Plan of Merger between Hilton Domestic Operating Company LLC, a Delaware limited liability company (the “Non-Surviving Entity”), and Hilton Domestic Operating Company Inc., a Delaware corporation (the “Surviving Entity”), has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with Section 264(c) of the General Corporation Law of the State of Delaware (the “DGCL”), Section 18-209 of the Delaware Limited Liability Company Act and, with respect to the Surviving Entity, by written consent of its sole stockholder in accordance with Section 228 of the DGCL.

THIRD: The name of the surviving domestic corporation is Hilton Domestic Operating Company Inc.

FOURTH: The Certificate of Incorporation of Hilton Domestic Operating Company Inc. as in effect immediately prior to the merger shall be the Certificate of Incorporation of the Surviving Entity.

FIFTH: This Certificate of Merger and the merger of the Non-Surviving Entity into the Surviving Entity shall be effective on January 4, 2017 at 12:01 a.m. Eastern Time.

SIXTH: The executed Agreement and Plan of Merger is on file at an office and a place of business of the Surviving Entity. The address of such office and place of business of the Surviving Entity is 7930 Jones Branch Drive, McLean, Virginia 22102.

SEVENTH: A copy of the Agreement and Plan of Merger will be furnished by the Surviving Entity, on request and without cost, to any stockholder of the Surviving Entity and any member of the Non-Surviving Entity.

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2

IN WITNESS WHEREOF, the Surviving Entity has caused this Certificate of Merger to be duly executed as of the date first written above.

HILTON DOMESTIC OPERATING COMPANY INC.

By:	/s/ William Steven Standefer
Name:	William Steven Standefer
Title:	Senior Vice President

[Certificate of Merger of Hilton Domestic Operating Company Inc.]